Exhibit 10.1
INDEPENDENT CONSULTING AGREEMENT
Dated as of February 28, 2006
by and between

Joseph Carleone		GenCorp Inc.
2338 Teton Circle		P.O. Box 537012
Placentia, CA 92870		Sacramento, CA 95853-7012
	and	(if by courier — Highway 50 & Aerojet Road
Rancho Cordova, CA 95742)
an Ohio corporation
(“Consultant”)		(“GenCorp”)

For good and valuable consideration and intending to be legally bound, the following constitutes an Independent Consulting Agreement (“Agreement”) between Consultant and GenCorp.
1.     General Provisions
A.     Subject. The subject of this Agreement is Consultant’s performance of certain consulting services for GenCorp.
B.     Annex A. The parties have attached to this Agreement an Annex (“Exhibit A”) that contains material provisions which are an integral part of this Agreement and are fully incorporated herein by reference.
C.     Definitions. For purposes of this Agreement,
(1)	“Term” means the period starting on February 28, 2006 and ending on August 28, 2007;

(2)	“Services” means the services described on Item No. 1 of Annex A; and

(3)	“Fees” means payment for Services performed set forth in Item No. 2 of Annex A;
2.     Engagement
Pursuant to the provisions of this Agreement, GenCorp hereby engages Consultant to perform the Services during the Term and Consultant hereby accepts GenCorp’s engagement.
3.     Performance of Services
A.     Performance. Consultant shall perform the Services subject to the final, written acceptance of GenCorp, which shall not be unreasonably withheld or delayed. GenCorp shall not withhold payment of any of the Fees for the Services without providing Consultant with thirty (30) days’ prior written notice and an opportunity to cure.

B.     Status. Consultant shall perform Services as an independent contractor, and nothing in this Agreement, as written or as implemented, is intended to create an employer-employee, master-servant, or principal-agent relationship between GenCorp and Consultant. During the Term, Consultant will not accrue any additional benefits under the Company’s defined benefit pension plan(s) or participate in any other Company benefit plans. In addition, Consultant shall not be entitled to any health or welfare or other benefits by virtue of this Agreement.
C.     Discretion. Consultant shall exercise reasonable discretion in determining how, when and where Services are performed.
D.     Authority. Consultant shall have no authority to enter into any agreement with any person or entity on behalf of GenCorp; nor shall Consultant represent to anyone that he or she possesses any such authority.
In performing Services at any GenCorp facility, Consultant agrees to comply with all GenCorp regulations, rules of business conduct, security, safety and fire prevention requirements.
4.     Compensation
A.     Fees. In exchange for performance of the Services, GenCorp shall pay Consultant the Fees as agreed herein.
B.      Expenses. GenCorp shall reimburse Consultant for those reasonable business expenses incurred by Consultant, such as travel, lodging and meals, which are necessary to the performance of Services outside the Orange County, California area. Such reimbursement shall not exceed the actual dollar amount of the expense, and shall be supported by documentation that complies with GenCorp’s then-current expense reimbursement policies and procedures.
C.     Taxes. Consultant shall be solely responsible for the payment of all taxes and other governmental charges that may result from any payment made to Consultant under this Agreement, and Consultant hereby agrees to reimburse and indemnify GenCorp with respect to any expenses, penalties, charges or liabilities incurred by GenCorp as a result of the nonpayment of any such taxes or charges.
D.     Payment. During the Term, GenCorp will pay Consultant the Fees and reimburse Consultant’s reasonable business Expenses incurred in connection with the provision of the Services.
5.     Work Product
A.     Work Product Assigned to GenCorp. All work product, including all inventions, ideas, suggestions, works of authorship, and computer programs, conceived, developed, prepared for or submitted to GenCorp by Consultant under this Agreement (“Work Product”) shall belong exclusively to GenCorp, and Consultant hereby irrevocably assigns to GenCorp the ownership of any and all of his rights, title and interest in and to the Work Product. GenCorp shall have the right to obtain and hold in its own name patents, copyrights, registrations and other protection which may be available for the Work Product. In connection with any such assignment, Consultant agrees to communicate to GenCorp all facts known by Consultant concerning any Work Product, to sign all rightful papers, make all rightful oaths and generally assist GenCorp in obtaining and enforcing patent, copyright or other protection for all such Work Product.
B.     Original Work Product Warranty. Except as may be identified in writing by Consultant prior to submission, Consultant represents, warrants and covenants that the items prepared for or submitted to GenCorp under this Agreement shall be original work product of Consultant; no portion of such items shall be confidential and/or proprietary to Consultant and/or to any third

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party or protected by any copyright, trade secret or similar right of Consultant or any third party; provided, however, that to the extent that any preexisting materials are contained in the Work Product and Consultant is entitled to license such pre-existing materials to GenCorp, Consultant hereby grants to GenCorp an irrevocable, nonexclusive, worldwide, royalty-free license to: (1) use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works thereof, and (2) authorize others to do any, some or all of the foregoing. GenCorp shall be responsible for procuring and paying for any additional licenses to any pre-existing materials which Consultant is prohibited (by contractual, legal or fiduciary duty) from disclosing to GenCorp.
C.     Work Product Use. No license or right is granted to Consultant either expressly or by implication, estoppel or otherwise to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display, or perform, any of the Work Product. Consultant shall protect the Work Product from any disclosure not authorized by GenCorp and at GenCorp’s request and upon the completion of the Services Contractor shall deliver to GenCorp all documents and other media in his possession or under his control which contain or reflect any Work Product, subject however to the following: Consultant may copy, reproduce, and retain any or all such copies of such written documents which are necessary to perform the Services until expiration of the Term, at which time Consultant shall deliver the same to GenCorp. Further, GenCorp shall have the right to inspect and verify such retained documents which shall be segregated by Consultant at all times. Notwithstanding the foregoing, Consultant may retain a complete set of copies of the Work Product for the purpose of establishing his performance of his obligations under this Agreement.
6.     Confidentiality
A.     Nonuse and Nondisclosure. Consultant shall treat as confidential and protect from any disclosure or use not authorized by this Agreement any information provided by GenCorp in connection with this Agreement and any Work Product, including, but not limited to, information relating to GenCorp’s technology, formulae, procedures, processes, methods, trade secrets, ideas, and inventions (the “Confidential Information”). Consultant shall only use the Confidential Information for the benefit of GenCorp and for no other purpose.
B.     Permitted Uses. Notwithstanding Section 6(A), Consultant shall not be liable for disclosing or using Confidential Information if it is established that the Confidential Information disclosed or used: (a) was actually known to the Consultant before being obtained from GenCorp; (b) was or becomes generally available to the public without fault of Consultant; (c) was acquired in good faith by Consultant from a third party who rightfully possessed such information and who was not under any contractual, legal or fiduciary duty not to disclose such information; or (d) is required to be disclosed by process of law, provided that Consultant shall promptly notify and cooperate with GenCorp prior to any disclosure to allow GenCorp an opportunity to resist such process.
C.     Return of Confidential Information. At the written request of GenCorp and upon the completion of the Services, all Confidential Information in the possession or under the control of Consultant, including, without limitation, all papers, documents, tapes, computer databases or other media which contain or reflect Confidential Information, shall be immediately delivered to GenCorp and Consultant shall not retain any copies thereof, except as provided in Section 5(C) above.
D.     Continuing Duties. Consultant’s duties under this Section 6 will continue indefinitely, including beyond the Term hereof.

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7.     Miscellaneous
A.     Amendments. This Agreement may be amended at any time, but only by a written agreement signed by both parties.
B.     Personal Performance. This Agreement calls for the personal performance of Services by Consultant. Accordingly, Consultant may not assign any rights or delegate any duties under this Agreement to anyone without GenCorp’s prior written approval.
C.     No Third Parties. This Agreement does not create any rights in or confer any benefits to anyone other than GenCorp and Consultant. This Agreement inures to the benefit of and shall be binding on and enforceable by each of the Parties hereto or any of them, their respective representatives, and successors.
D.     Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, and this Agreement shall only be enforced by the courts of California. Consultant hereby agrees to comply with all laws, rules and regulations in performance of Services under this Agreement, including, without limitation, all securities laws, rules and regulations.
E.     Complete Agreement. This Agreement contains the entire understanding of the parties regarding the subject of this Agreement. Accordingly, this Agreement supersedes all prior representations, warranties, covenants, commitments, guarantees or other agreements, whether oral or written, relating to the subject of this Agreement.
F.     Notices. All notices required hereunder shall be deemed received no later than five (5) days after depositing said notice in the U.S. Mail, via certified mail, to the party’s address stated on page one of this Agreement.
G.     Release. In consideration of, among other things, the entering into this Agreement, Consultant shall on the date hereof, execute the release in the form attached hereto as Annex B.
To evidence their agreement, Consultant and GenCorp Inc. have signed this Independent Consulting Agreement below and delivered signed counterparts of this Independent Consulting Agreement to each other.

Joseph Carleone
/s/ Joseph Carleone

GenCorp Inc.
By:	/s/ Mark Whitney
Its: Vice President, Law

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Annex A
to
Independent Consulting Agreement
dated as of February 28, 2006
by and between
joseph carleone and GenCorp Inc.
Item No. 1 — Services
Consultant will provide the following Services during the Term:
Joseph Carleone shall reasonably assist GenCorp on an as needed basis with respect to matters arising out of the sale of the Aerojet Fine Chemical business by GenCorp and its affiliates to American Pacific Corporation (“AMPAC”). Joseph Carleone shall assist GenCorp for up to thirty-two (32) hours per month.
Item No.2 — Fees
Consultant’s Fees will be as follows:
$8,333.33 per month during the Term paid in arrears, with a final payment of $8,333.39 paid on the final day of the term, for an aggregate amount paid of $150,000.00.
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Annex B
Release
     Joseph Carleone (“Carleone”) agrees as follows:
     WHEREAS, Carleone and GenCorp Inc. (“GenCorp”) are parties to that certain consulting agreement dated February 28, 2006 (the “Consulting Agreement”) pursuant to which Carleone shall provide certain consulting services to GenCorp; and
     WHEREAS, Carleone is required to sign this Release as part of the Consulting Agreement.
     NOW THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, Carleone agrees as follows:
     1.     This Release is effective on the date hereof and shall continue in effect as provided herein.
     2.     In consideration of the payments to be made and the benefits to be received by Carleone pursuant to the Consulting Agreement, which Carleone acknowledges are in addition to payments and benefits which Carleone would be entitled to receive absent the Consulting Agreement, Carleone, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges GenCorp Inc., its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (collectively, the “Company”) from any and all arbitrations, claims, including claims for attorney’s fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Carleone now has or may have had for, upon, or by reason of any cause whatsoever (collectively, “claims”), against the Company, including but not limited to:
     (a)     any and all claims arising out of or relating to Carleone’s employment by or service with the Company and his termination from the Company but specifically excluding any claim to benefits under any defined benefit plan of the Company, 401K plan and/or benefit restoration plan;
     (b)     any and all claims for severance payments, and any claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Ohio Revised Code Section 4101.17 and Ohio Revised Code Chapter 4112, including Sections 4112.02 and 4112.99 thereof and any similar provision under California and other state laws; and
     (c)     any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.
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     3.     Carleone understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that Carleone ever had or now may have against the Company to the extent provided in this Release. Carleone further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in the Consulting Agreement.
     4.     Carleone further agrees and acknowledges that:
     (a)     The release provided for herein releases claims up to and including the date of this Release other than any claim to receive benefits under any defined benefit plan of the Company;
     (b)     He has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound; and
     (c)     He has been given a period of 21 days to review and consider the terms of this Release, prior to its execution and that he may use as much of the 21 day period as he desires.
     5.     Carleone agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Release.
     6.     Except in the event of a breach of the Consulting Agreement by Carleone, the release of claims set forth in this Release is conditioned upon the full payment by GenCorp of the Fees as set forth in the Consulting Agreement. To the extent GenCorp fails to pay such Fees, Carleone may pursue such claims against the Company; provided, however, that, Carleone agrees that he shall not seek, and he hereby waives, any damages for such claims in an amount greater than the difference between (i) $150,000, and (ii) the amount of such Fees actually paid to Carleone.
     IN WITNESS WHEREOF, Carleone has executed and delivered this Release on the date set forth below.

Dated: 28 Feb 2006	/s/ Joseph Carleone
Joseph Carleone

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